Limited Purpose Power of Attorney

I, Hadley Robbins, appoint Maureen Flanagan and Janice L. DeFir as my true and lawful attorneys-in-fact to:

(1)	Execute Forms 3, 4, 5 and ID for me in my capacity as an officer of West Coast Bancorp (“WCB”) in accordance with Section 16(a) of the Securities Exchange Act of 1934 and its rules;

(2)	Do anything required on my behalf to complete and execute Forms 3, 4, 5 and ID and timely file them with the United States Securities and Exchange Commission, any stock exchange or similar authority;

(3)	Undertake any other action, which in the opinion of the attorneys-in-fact, may benefit me, be in my best interest or be legally required by me under federal securities laws and regulations governing insider reporting.

I grant and appoint Maureen Flanagan and Janice L. DeFir, each with the ability to act alone, full power to take all actions as required, necessary or advisable in the exercise of any of the rights and powers granted in this limited purpose power of attorney, as though performed by me personally with full power of substitution or revocation. I confirm and ratify all that Maureen Flanagan or Janice L. DeFir ratifies and confirms. I substitute and revoke all that Maureen Flanagan or Janice L. DeFir substitutes and revokes in their actions on my behalf.

I understand that Maureen Flanagan and Janice L. DeFir are performing these actions at my request and that none of these individuals or WCB is assuming any of my responsibilities to comply with federal securities laws and regulations governing insider reporting.

This power of attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4, 5 and ID or until I revoke this power by delivering a written, signed and notarized document to Maureen Flanagan or Janice L. DeFir.

/s/ Hadley Robbins

HADLEY ROBBINS

STATE OF OREGON

COUNTY OF           Clackamas

On           May 22          , 2012, HADLEY ROBBINS personally appeared before me, signed this instrument and acknowledged it was executed by free and voluntary act, for the uses and purposes herein mentioned.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal as of the day and year above written.

/s/ Jennifer L. Randall

NOTARY PUBLIC – State of Oregon.
My commission expires: 10/27/2013